Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-55790, 33-72124, 33-75068,
33-96138, 333-71911, 333-90811, 333-38844, 333-71116, 333-71176, 333-89066, 333-89626, 333-128156, 333-130639, 333-134380, 333-141447 and Form S-8 Nos. 33-42356, 33-42970, 33-51236, 33-54840, 33-58450, 33-75150, 33-90780, 333-05825, 333-55683, 333-40336, 333-59296, 333-91572, 333-106859, 333-116962, 333-125911, 333-133853, 333-142777) of Isis Pharmaceuticals, Inc. of our report dated March 2, 2007, with respect to the financial statements of Symphony GenIsis, Inc. included in Isis Pharmaceuticals, Inc.’s Current Report on Form 8-K/A, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
December 4, 2007